EXHIBIT 99.1

MATTHEWS INTERNATIONAL CORPORATION
Corporate Office
Two NorthShore Center
Pittsburgh, PA  15212-5851
Phone:  (412) 442-8200
Fax:  (412) 442-8290                                             PRESS RELEASE
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Release Date: December 3, 2001         Contact: Edward J. Boyle
                                                Vice President-Accounting &
                                                Finance
                                                412-442-8244


                       MATTHEWS INTERNATIONAL ANNOUNCES
             THE COMPLETION OF THE MERGER WITH THE YORK GROUP, INC.
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PITTSBURGH, PA, DECEMBER 3, 2001 -- Matthews International Corporation (NASDAQ
NMS: MATW) today announced that it has completed its merger with The York Group, Inc. (YRKG) that Matthews initially announced on May 23, 2001.
Matthews has agreed to pay $11.00 per share to York Group stockholders of record as of the end of trading on the closing date. York Casket will operate as a wholly-owned subsidiary of Matthews.

Computershare Trust Company of New York has been appointed to serve as the "Paying Agent". As such, York Group stockholders will be advised in writing by the Paying Agent as to the procedure for redeeming their York Group shares.

The York Group, Inc. is the second leading casket manufacturer in the United States with annual sales of approximately $130 million.

Matthews International Corporation, headquartered in Pittsburgh, Pennsylvania, is a leading designer, manufacturer and marketer principally of custom-made identification products. The Company's products include cast bronze memorials and other memorialization products, cremators and cremation-related products; mausoleums; printing plates, pre-press services, and imaging systems for the corrugated and flexible packaging industries; and marking equipment and consumables for identifying various consumer and industrial products and containers.

Any forward-looking statements contained in this release are included pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks and uncertainties that may cause the Company's actual results in future periods to be materially different from management's expectations. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove correct. Factors that could cause the Company's results to differ materially from the results discussed in such forward-looking statements principally include economic, competitive, and technological factors beyond the Company's control.